MORTGAGE

                                      FROM

                           ELITE PHARMACEUTICALS, INC.

                                     TO THE

                    NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

                             DATED: AUGUST 31, 2005




Record and Return to:

John V. Cavaliere, Esq.
McMANIMON & SCOTLAND, L.L.C.
One Riverfront Plaza, 4th Floor
Newark, New Jersey  07102


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                                    MORTGAGE

         THIS MORTGAGE made as of August 15, 2005, from ELITE PHARMACEUTICALS, INC., having an office or located at 165 Ludlow Avenue, Northvale, New Jersey 07647 (the "Mortgagor") to the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic constituting an instrumentality of the State of New Jersey, having an office at 36 West State Street, P.O. Box 990, Trenton, New Jersey 08625 (the "Mortgagee").

         WHEREAS, the Mortgagor has entered into a Loan Agreement with the Mortgagee dated as of August 15, 2005 (the "Agreement"), under which the Mortgagee has agreed to provide the Mortgagor with funds to undertake the financing and refinancing of the acquisition of land and an existing approximately 15,000 sq. ft. building, with renovations thereto, and the acquisition of equipment, to be used in the manufacturing of pharmaceutical products to be located in the municipality of Northvale, County of Bergen, State of New Jersey (the "Project"); and

         WHEREAS, the Mortgagor is obligated under the Agreement and two notes of the Mortgagor of even date herewith (collectively, the "Note") in the aggregate principal sum of FOUR MILLION ONE HUNDRED FIFTY FIVE THOUSAND and 00/100 Dollars ($4,155,000.00) (collectively, the "Loan") lawful money of the United States with interest thereon to be computed from the date thereof at the rate provided for in the Agreement and the Note and this Mortgage shall serve as security for the repayment of the Loan.

         NOW, THEREFORE, to secure the payment of the Loan and to secure the performance by the Mortgagor of all of its other obligations and covenants pursuant to the Agreement, and to assure payment of all other indebtedness, monetary obligations, liabilities and duties of any kind of the Mortgagor, direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or unliquidated, arising under the Agreement or this Mortgage, the Mortgagor has given, granted, released, assigned, transferred and set over unto the Mortgagee and by these presents does give, grant, release, assign, transfer, and set over unto the Mortgagee, its successors and assigns forever, the following described property and rights:

         ALL that certain lot, piece or parcel of land, together with the buildings, structures and improvements thereon now or at anytime hereafter erected or constructed, lying and being in the municipality of Northvale, the County of Bergen and the State of New Jersey, more particularly described in SCHEDULE A attached hereto and made a part hereof (the "Premises").

         TOGETHER with all and singular the tenements, hereditaments, woods, waters, watercourses, liberties, privileges, rights-of-way, easements, riparian rights and appurtenances thereunto belonging, or in any wise appertaining, and any reversion and remainders, rents, issues and profits thereof.

         TOGETHER with all right, title and interest of the Mortgagor in and to any streets, roads, public places, opened or proposed, adjoining the Premises, and all easements and rights-of-way, public or private, all sidewalks and alleys, now or hereafter used in connection with the Premises or abutting the Premises.

         TOGETHER with all fixtures and articles of personal property now or hereafter attached to or used in connection with, or with the operation of, said Premises (except those fixtures and articles of personal property now or hereafter owned by any tenants of the Premises), as to which this Mortgage


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constitutes a fixture filing and security agreement under the Uniform Commercial
Code of the State of New Jersey (in addition to and not in lieu of any other security agreement between the parties), including, but not limited to, partitions, elevators, steam and hot water boilers, dynamos, kitchen cabinets,
incinerators,   plants  and  shrubbery,  furnaces,  heating,  air  conditioning, lighting and power plants, coal and oil burning apparatus, pipes, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, stoves, ranges, shades, screens, awnings, vacuum cleaning systems, sprinkler systems or other fire prevention or extinguishing apparatus and materials, including additions thereto, replacements thereof and proceeds therefrom, all of which shall be deemed to be and remain and form a part of the realty and are covered by the lien of this Mortgage. Pursuant to N.J.S.A. 12A:9-402(b), this Mortgage shall be filed in the real estate record office in the County of Bergen and shall be effective as a financing statement filed as a fixture filing from the date of its recording. If the lien of this Mortgage is subject to a conditional bill of sale, chattel mortgage, or other security interest covering any such property, then all the right, title and interest of Mortgagor in and to such property, together with the benefits of any deposits or payments now or hereafter made thereon, are and shall be covered by the lien of this Mortgage.

         TOGETHER with any and all awards, damages, payments and other compensation, and any and all claims therefor and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain, or any damage, injury or destruction in any manner caused to the Premises or improvements thereon, or any part thereof; subject, however, to the provisions of the Agreement relating to damage, destruction, taking or condemnation, which provisions are incorporated herein by reference.

         AND ALSO, all the estate, right, title, interest, property, possession, claim and demand whatsoever of the Mortgagor, in law and in equity, of, in and to the same and every part and parcel thereof with the appurtenances.

         All of the foregoing, including the Premises, shall be known herein as the "Mortgaged Property."

         TO HAVE AND TO HOLD the above granted Mortgaged Property unto the Mortgagee, its successors and assigns, to its and their own proper use, benefit and behoof forever.

         PROVIDED THAT if the Mortgagor shall well and truly pay or there shall otherwise be paid to the Mortgagee the indebtedness secured hereby at the time and in the manner provided in the Agreement and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Agreement, then these presents and the lien and interest hereby transferred and assigned shall cease, terminate and be void. The Mortgagee hereby covenants to release the Mortgaged Property and renounce any other rights granted to it herein, and to execute at the request of the Mortgagor, a "Release of Mortgage" and any other instrument to that effect deemed necessary or desirable, upon payment and performance being made on the indebtedness and covenants secured hereby.


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I.       THE MORTGAGOR REPRESENTS, WARRANTS, COVENANTS AND AGREES WITH MORTGAGEE
         AS FOLLOWS:

         Section 1. That all words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Agreement.

         Section 2. That the Mortgagor will pay the Loan at the time and in the manner provided for in the Agreement and in this Mortgage.

         Section 3. That the Mortgagor hereby covenants to the Mortgagee that no owner of the Premises shall be entitled to any credit against payments due hereunder by reason of the payment of any taxes or assessments levied thereon.

         Section 4. That the Mortgagor is seized of an indefeasible estate in fee simple in the Mortgaged Property, and Mortgagor warrants the title to the Mortgaged Property.

         Section 5. That the Mortgaged Property shall be kept insured against loss or damage by fire and such other hazards as Mortgagee may specify, for the benefit of the Mortgagee, all in accordance with the provisions of the Agreement.

         Section 6. That any buildings, structures and other improvements erected and to be erected upon the Premises, including fixtures and equipment shall be kept in good and substantial repair and shall not be removed, demolished or materially altered without the prior express written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed. The Mortgagor shall not do, and shall not permit to be done, any act which may in any way impair or weaken the security under this Mortgage.

         Section 7. That the Mortgagor represents to the Mortgagee that it has no knowledge of any offsets, counterclaims or defenses to the principal indebtedness secured hereby, or to any part thereof, or the interest thereon, either at law or in equity. The Mortgagor will, within three (3) days upon request in person or within ten (10) days upon request by mail, furnish a duly acknowledged written statement in form reasonably satisfactory to the Mortgagee stating either that the Mortgagor knows of no offsets or defenses existing against such indebtedness, or if such offsets or defenses are alleged to exist, the nature and extent thereof, and in either case, such statement shall set forth the amount due hereunder.

         Section 8. That the Mortgagor will not remove or suffer to be removed from the Premises or the improvements thereon any fixtures as defined by the law in New Jersey (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value), presently or in the future to be incorporated into, installed in, annexed or affixed to the Premises or the improvements; nor will the Mortgagor execute or cause to be executed, any security interest upon any such fixtures, additions to, substitutions or replacements thereof or upon any fixtures in the future to be installed in, annexed or affixed to the Premises, without the prior express written consent of the Mortgagee.


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         Section 9. That the  Mortgagor  will perform and abide by the terms and covenants herein and the terms and covenants in the Agreement contained therein which are made a part hereof as though set forth herein at length.

         Section 10. That the acceptance by the Mortgagee of any payments hereunder, after default, or the failure of the Mortgagee, in any one or more instances to insist upon strict performance by the Mortgagor of any terms and covenants of this Mortgage or to exercise any option or election herein conferred, shall not be deemed to be a waiver or relinquishment for the future of any such terms, covenants, elections or options.

         Section 11. That all the covenants hereof shall be construed in accordance with the laws of the State of New Jersey.

         Section 12. That the terms of this Mortgage may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Section 13. The date of this Mortgage shall be for identification purposes only and shall not be construed to imply that this Mortgage was executed on any date other than the respective dates of the acknowledgments of the parties hereto. This Mortgage shall become effective upon its delivery.

         Section 14. The Mortgagor shall prepare and timely file all Federal, state and local tax returns required to be filed by it and promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof, except for those taxes, assessments and other governmental charges then being contested in good faith by the Mortgagor by appropriate proceedings (provided that such contest shall not result in a new lien being placed on any of the Mortgagor's properties or assets or result in any of the Mortgagor's properties or assets being subject to loss or forfeiture as a result of the nonpayment of such items during the continuance of said contest) and for which the Mortgagor has maintained adequate reserves or accrued the estimated liability on the Mortgagor's balance sheets for payment thereof. The Mortgagor shall submit to the Mortgagee receipted bills showing payment of all taxes, assessments, governmental charges or levies and lawful claims which, if unpaid, would become a lien or claim on the Premises, as same shall be paid.

         Section 15. During the term of the Agreement, in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes,


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provided  that if for any  reason  payment by the  Mortgagor  of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the obligation secured hereunder, or this Mortgage, or otherwise, the Mortgagee may, at the Mortgagee's option, declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable and Mortgagor shall have one hundred and twenty (120) days to pay such Mortgage, or the Mortgagee may, at the Mortgagee's option, pay that amount or portion of such taxes as renders the Loan or indebtedness secured hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said taxes.

         Section 16. The Mortgagor agrees to comply with all laws, rules, regulations and ordinances made or promulgated by lawful authority and now or hereafter applicable to the Mortgaged Property within such time as may be required by law. The Mortgagor shall have the right to contest any such law, rule, regulation or the like as long as it is contesting the same in good faith.

         Section 17. That if any action or proceeding be commenced to which action or proceeding the holder of this Mortgage is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable attorney's fees), shall be paid by the Mortgagor, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowance shall prevail unaffected by this covenant.

         Section 18. The Mortgagor has assigned to the Mortgagee the rents, issues and profits arising out of or from the above described Premises as further security for the payment of the debt secured hereby, as set forth in the Assignment of Leases from the Mortgagor to the Mortgagee of even date herewith.

         Section 19. That upon default by the Mortgagor in the compliance with, or performance of, any of the terms, covenants, or conditions of this Mortgage or the Agreement (and upon the lapse of the applicable grace periods as set forth herein and therein), the Mortgagee may, at its option, remedy such default; that all payments made by the Mortgagee to remedy a default by the Mortgagor (including reasonable attorneys' fees) and the total of any payment or payments due from the Mortgagor to the Mortgagee and in default, together with interest thereon at the rate equal to the rate of interest set forth in the Agreement (such interest to be calculated from the date of such advancement to the date of payment thereof by Mortgagor), shall be added to the debt secured by this Mortgage until paid and the Mortgagor covenants to repay the same to the Mortgagee on the next payment date on the Note. Any such sums and the interest thereon shall be a lien on the Premises prior to any other lien attaching to or accruing subsequent to the lien of this Mortgage.


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         Section 20. (i) To the best of the Mortgagor's knowledge and other than as disclosed in the offering statement, after due inquiry and investigation, none of the real property owned and/or occupied by the Mortgagor and located in the State of New Jersey, including, without limitation, the Mortgaged Premises has ever been used by previous owners and/or operators to refine, produce,
store,  handle,  transfer,   process  or  transport  "Hazardous  Substances"  or
"Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws except for substances resulting from the prior operation of the Premises as a farm, and (b) the Mortgagor has not used in the past, nor does the Mortgagor intend to use in the future, said real property, including, without limitation, the Mortgaged Premises, for the purpose of refining, producing, storing, handling, transferring, processing or transporting said "Hazardous Substances" or "Hazardous Wastes" except as are normally used in the construction of homes and in such case in compliance with the Applicable Environmental Laws.

         (ii) None of the real property owned and/or occupied by the Mortgagor and located in the State of New Jersey, including, without limitation, the Mortgaged Premises, has or is now being used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(l), and said real property, including, without limitation, the Mortgaged Premises, will not be used as a "Major Facility" without the prior express written consent of Mortgagee but if the Mortgagor ever becomes such an owner or operator, then the Mortgagor shall furnish the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d.

         (iii) Should the Mortgagor or any other Person cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed or held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, etc., in accordance with the provisions of the Applicable Environmental Laws.

         (iv) To the best of the Mortgagor's knowledge and other than as disclosed in the Placement Memorandum, after due inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by the Mortgagor and located in the State of New Jersey, including, without limitation, the Mortgaged Premises, as a result of the administrator of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages", as such term is described in N.J.S.A. 58:10-23.11(g) and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Mortgagor or any previous owner and/or operator of said real property, including, without limitation, the Mortgaged Premises, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust


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or otherwise controlled by the State of New Jersey.

         (v) The Mortgagor is not, and has not been, required to furnish the New Jersey Department of Environmental Protection with information required by N.J.S.A. 58:10-23.11d with respect to the Mortgaged Premises and any other real property owned and/or operated by Mortgagor and located in New Jersey, if any, which is used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(l).

         (vi) The Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on the Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the land, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

         (vii) In connection with the purchase of the Mortgaged Premises if acquired by the Mortgagor on or after February 1, 1984, such acquisition was not subject to compliance with, or the Mortgagor required that the seller of said real property, including the Mortgaged Premises, comply with the provisions of the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 ET SEQ.) as amended by the Industrial Site Recovery Act, and the seller did comply therewith.

         (viii) The Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on the part of the Mortgagor, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "Hazardous Substance" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

         (ix) So long as the Mortgagor shall own or operate any real property located in the State of New Jersey, which is used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23. 11b(1), the Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

         (x) In the event that there shall be filed a lien against the Mortgaged Premises by the New Jersey Department of Environmental Protection pursuant to and in accordance with the provisions of


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N.J.S.A.  58:10-23.11f(f)  as a result of the  administrator  of the New  Jersey
Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is described in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of the Mortgagor, any tenant of the Mortgaged Premises or any other Person resulting in the releasing,
spilling,   pumping,  pouring,  emitting,  emptying  or  dumping  of  "Hazardous
Substances" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey where damage resulted to the lands, waters, or natural resources within the jurisdiction of the State of New Jersey, then the Mortgagor shall, within thirty (30) days from the date that the Mortgagor is given notice that the lien has been placed against the Mortgaged Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Premises to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Mortgaged Premises, or (b) furnish (1) a bond satisfactory to Commonwealth Land Title Insurance Company and the Mortgagee in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the
claim  out  of  which  the  lien  arises,  or  (3)  other  security   reasonably
satisfactory to the Mortgagee in an amount sufficient to discharge the claim out of which the lien arises (subject to the Mortgagee's agreement which agreement
shall  not  be  unreasonably   withheld  or  delayed,  that  the  commitment  of
Commonwealth Land Title Insurance Company to affirmatively insure over or omit such claim shall constitute such reasonably satisfactory security).

         (xi) The Mortgagor hereby agrees that in the event the provisions of the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act, become applicable to the Mortgaged Premises subsequent to the date hereof, the Mortgagor shall give prompt written notice thereof to the Mortgagee and shall take immediate requisite action to insure full compliance with such Act.

         (xii) The Mortgagor agrees that the Mortgagee shall have the right to conduct or have conducted by its agents or contractors, such environmental inspections as the Mortgagee shall reasonably deem necessary or advisable from time to time at the sole cost and expense of the Mortgagor. Mortgagor shall, and shall cause each tenant of the Mortgaged Premises to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying such information concerning the operations conducted, and "Hazardous Substances" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, located at the Mortgaged Premises.

         (xiii) To the best of the Mortgagor's knowledge and other than as disclosed in the Placement Memorandum, after due inquiry and investigation, no lien has been attached to any real property owned by the Mortgagor and located within the State of New Jersey, including, without limitation, the Mortgaged Premises, as a result of the Administrator of the United States Environmental Protection Agency expending monies from the Hazardous Substance Superfund for "Damages" and/or "Response Action Costs" as such terms are described in 42 U.S.C. ss.9607(a), arising from an intentional or unintentional action or omission of the Mortgagor or any previous owner and/or


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


operator of said real property, including, without limitation, the Mortgaged Premises, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any "Hazardous Substance" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. ss.1801 ET SEQ.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air within the United States or under the jurisdiction of the United States when damage may have resulted to the land, fish, wildlife, biota, air, water, ground water, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to or otherwise controlled by the United States and any State or local government.

         (xiv) In the event that there shall be filed a lien against the Mortgaged Premises by the United States Environmental Protection Agency pursuant to and in accordance with the provisions of 42 U.S.C. ss.9607(1), as a result of the Administrator of the Hazardous Substance Superfund having expended monies from said fund to pay for "Damages" and "Response Action Costs", as such terms are described in 42 U.S.C.ss.9607(a), arising from an intentional or unintentional action of the Mortgagor, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any "Hazardous Substance" or "Hazardous Wastes", as such terms are defined in the Applicable Environmental Laws, into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. ss.1801 ET SEQ.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata or ambient air within the United States or under the jurisdiction of the United States where damage resulted to the lands, waters, or natural resources of the United States, then the Mortgagor shall, within thirty (30) days from the date that the Mortgagor is given notice that the lien has been placed against the Mortgaged Premises, or within such shorter period of time in the event that the United States Government has commenced steps to cause the Mortgaged Premises to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Mortgaged Premises, or (b) furnish (1) a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises (subject to the Mortgagee's agreement, which agreement shall not be unreasonably withheld or delayed, that the commitment of a title insurance company reasonably acceptable to Mortgagee to affirmatively insure over or omit such claim shall constitute such reasonably satisfactory security).

         (xv) The Mortgagor represents and warrants that neither the Mortgagor nor the Mortgaged Premises are in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Applicable Environmental Law (other than as to monitoring currently in effect). The Mortgagor shall not cause or permit the Mortgaged Premises to be in violation of, or do anything which would subject the Mortgaged Premises to any remedial obligations under, any Applicable Environmental Law, and shall promptly notify the Mortgagee, in writing, of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Law.

II. THE MORTGAGOR SHALL BE IN DEFAULT OF THIS MORTGAGE UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

         Section 1. The occurrence of any Event of Default under the Agreement, after the expiration of any applicable notice and/or grace period.

         Section 2. Other than Permitted Encumbrances (as defined in the Agreement), in the event of a subsequent encumbrance of the Premises or, other than to an entity which is owned by the Mortgagor or is owned by at least 80% of the owners of the Mortgagor, any change in the ownership of the Premises.

         Section 3. In the event that the Mortgagor shall have encumbered, mortgaged or given a security interest in any fixture or fixtures which is not removed, satisfied or discharged within ninety (90) days, or shall have, without the consent of the Mortgagee, removed or replaced any fixtures other than for replacement of fixtures in the ordinary course of business.

         Section 4. In the event of default as to, or in the event that proceedings be instituted for foreclosure or collection of, any mortgage, judgment, or lien affecting the Premises.

         Section 5. In the event that the Mortgagor shall be unable to retain an insurance company authorized to do business in the State of New Jersey to insure the Premises in the form of policy approved by the Mortgagee for a sum equal to the full amount of the Loan.

         Section 6. The Mortgagor shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder, to be created in any of the Mortgaged Property, or shall have failed to take any action requested by the Mortgagee to perfect or protect the security interest provided for herein.

III. SHOULD ANY DEFAULT BE MADE BY THE MORTGAGOR, THE MORTGAGEE MAY TAKE ANY OR ALL OF THE FOLLOWING ACTIONS, AT THE SAME OR AT DIFFERENT TIMES:

         Section 1. Declare the entire amount of unpaid principal and accrued interest and other money due under this Mortgage, the Agreement and the Note immediately due and payable.

         Section 2. Enter upon, and take possession of, the Mortgaged Property, and to lease and let the said Mortgaged Property, and to receive all the rents, issues and profits thereof which are overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, on account of the amounts hereby secured and the holder of this Mortgage is given and granted full power and authority to do any act or thing in connection with the management and operation of the Premises. This remedy becomes effective either with or without any action brought to foreclose this Mortgage and without applying at any time for a receiver of such rents. Should said rents or any part thereof be assigned without the consent of the holder of this Mortgage, then the Note shall, at the option of the holder hereof, become due and payable immediately, anything herein contained to the contrary notwithstanding.

         Section 3. Institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage, and proceed thereon to final judgment and execution of the entire unpaid balance of the Loan, including costs of suit, interest and reasonable attorney's fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee, in its sole discretion, may elect. The failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by the Mortgagor as a defense in any proceeding instituted by the Mortgagee to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Premises.

         Section 4. Appoint a receiver of the rents, issues and profits of the Mortgaged Property without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby and the Mortgagor and each such person waive such proof and consent to the appointment of a receiver.

         Section 5. If the Mortgagor or any subsequent owner is occupying the Premises or any part thereof, it is hereby agreed that the said occupants shall pay such reasonable rental monthly in advance as the Mortgagee shall demand for the Premises or the part so occupied, and for the use of the Mortgaged Property covered by this Mortgage or any chattel mortgage.

         Section 6. Apply on account of the unpaid indebtedness and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the Mortgagee after a foreclosure sale of the Mortgaged Property whether or not a deficiency action shall have been instituted, any unexpended moneys still retained by the Mortgagee that were paid by the Mortgagor to the Mortgagee for the payment of, or as security for the payment of taxes, assessments, municipal or governmental rates, charges, impositions, liens, water or sewer rents, or insurance premiums, if any, or in order to secure the performance of some act by the Mortgagor.

IV.      MISCELLANEOUS:

         Section 1. The rights and remedies herein expressed to be vested in or conferred upon the Mortgagee shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law. The failure, at any one or more times, of the Mortgagee to assert the right to declare the principal indebtedness due or the granting of any extension or extensions of time of payment of the Loan either to the Mortgagor or to any other person, or taking of other or additional security for the payment thereof, or releasing any security, or changing any of the terms of the within Mortgage or the Agreement, or other obligation accompanying this Mortgage, or waiver of or failure to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Mortgage nor the rights of the Mortgagee hereunder nor operate as a release from any personal liability upon the Loan or obligation accompanying this Mortgage, nor upon any covenant or stipulation therein contained, nor under any agreement assuming the payment of said Loan or obligation.

         Section 2. All notices to be given hereunder shall be given by certified mail directed to the Mortgagor or to the Mortgagee at the respective addresses shown at the head of this Mortgage, or to such other address as either party may notify the other.

         Section 3. All of the terms, covenants, provisions and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, executors, administrators, successors and assigns of the Mortgagor and the Mortgagee, and are intended and shall be held to be real covenants running with the land, and the term "Mortgagor" shall also include any and all subsequent owners and successors in title of the Premises.

         Section 4. When such interpretation is appropriate, any word denoting gender used herein shall include all persons, natural or artificial, and words used in the singular shall include the plural.

         Section 5. This Mortgage is the Mortgage referred to in the Agreement and is subject to all the terms and provisions of said Agreement. Should any provision of the Agreement be inconsistent or contrary to the provisions of this Mortgage, the provisions of the Agreement shall control. The Agreement is hereby incorporated by reference as though fully set forth herein and made a part hereof, and is on file for inspection at the offices of the Mortgagee.

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


         IN WITNESS WHEREOF, the Mortgagor has caused these presents to be signed by its proper officers the day and year contained in the acknowledgment hereof.

ATTEST:                             ELITE PHARMACEUTICALS, INC.



/s/ Mark I. Gittelman              By: /s/ Bernard J. Berk
-----------------------------          -------------------------------------
Mark I. Gittelman                       Bernard J. Berk
Secretary                               Chief Executive Officer and Chairman



STATE OF NEW JERSEY        :
                           :  SS.:
COUNTY OF ESSEX            :



         BE IT REMEMBERED, that on August 29, 2005, before me, the subscriber, an Attorney-at-Law of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Bernard J. Berk, Chief Executive Officer and Chairman of Elite Pharmaceuticals, Inc., who, I am satisfied is the person who executed the foregoing Instrument on behalf of said corporation and who thereupon acknowledged that he signed and delivered said Instrument as the voluntary act and deed of said corporation.


                        Michael L. Messer
                        An Attorney at Law of New Jersey